                                                                   EXHIBIT 4.17

                                                                  Execution Copy


                               LEVI STRAUSS & CO.

                                  $100,000,000

                         12-1/4% Senior Notes due 2012


                               PURCHASE AGREEMENT


                                                                January 15, 2003

Salomon Smith Barney Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Fleet Securities, Inc.

As Representatives of the Initial Purchasers
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

        Levi Strauss & Co., a corporation organized under the laws of Delaware (the "Company"), proposes to issue and sell to the several parties named in
Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $100,000,000 principal amount of its 12-1/4% Senior Notes due 2012 (the "Securities"). The Securities are to be issued under an indenture, (the "Indenture"), dated as of December 4, 2002, between the Company and Wilmington Trust Company, as trustee (the "Trustee"). The Company has previously issued $425,000,000 principal amount of 12-1/4% Senior Notes due 2012 and, prior to the Closing Date (as defined in Section 3 hereof), proposes to issue an additional $50,000,000 principal amount of 12-1/4% Senior Notes due 2012 pursuant to the Indenture (collectively, the "Existing Securities"). The Securities have the benefit of a Registration Rights Agreement (the "Registration Rights Agreement"), dated the date hereof, between the Company and the Initial Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on
Schedule I other than you, the term Representative as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

        The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

        In connection with the sale of the Securities, the Company has prepared an offering memorandum, dated January 15, 2003 (as amended or supplemented at the Execution

Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Offering Memorandum"). The Offering Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Offering Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, references herein to the Offering Memorandum at the Execution Time are not meant to include any information incorporated by reference therein subsequent to the Execution Time, and any references herein to the terms "amend", "amendment" or "supplement" with respect to the Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

                1. Representations and Warranties. The Company represents and
                   ------------------------------
warrants to each Initial Purchaser as set forth below in this Section 1.

                (a) At the Execution Time and on the Closing Date (as defined in
        Section 3 hereof), the Offering Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no
                        --------  -------
        representation or warranty as to the information contained in or omitted from the Offering Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

                (b) All documents filed by the Company under the Exchange Act (the "Exchange Act Documents"), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and, when they were so filed, did not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                (d) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                (e) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

                (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirements of

        Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                (g) The Company has been advised by The Portal Market of the NASD that the Securities have been designated Portal-eligible securities in accordance with the rules and regulations of the NASD and will be eligible to trade on a fungible basis with the Existing Securities.

                (h) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum will not be, an "investment company" within the meaning of the Investment Company Act, without taking account of any exemption arising out of the number of holders of the Company's securities.

                (i) The Company is subject to and in full compliance with the reporting requirements of Section 13 and Section 15(d) of the Exchange Act.

                 (j) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

                (k) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (l) Each of the Company and its subsidiaries has been duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, a "Material Adverse Effect" shall mean a material adverse effect on, or a material adverse change in, the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole.

                (m) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum and other than the Company's subsidiaries in Japan and Turkey, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

                (n) The Company's authorized equity capitalization is as set forth in the Offering Memorandum, and the Voting Trust Agreement entered into as of April 15, 1996, among the Voting Trustees and stockholders of the Company conforms in all material respects to the description thereof contained in the Offering Memorandum.

                (o) The statements in the Offering Memorandum under the headings "Important Federal Income Tax Considerations", "Description of Notes", "Exchange Offer; Registration Rights", "Business--Trademarks", "Business--Legal Proceedings", "Risk Factors--Our success depends on the continued protection of our trademarks and other proprietary intellectual property rights" and in the fourth paragraph under "Business -- Sourcing, Manufacturing and Logistics--Manufacturing and Finishing", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are, in all material respects, accurate and fair summaries of such legal matters, agreements, documents or proceedings.

                (p) This Agreement has been duly authorized, executed and delivered by the Company; the Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity); the Securities have been duly authorized, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers, will have been duly executed and delivered by the Company, will constitute the legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity) and will constitute the same series of securities under the Indenture as the Existing Securities; and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity).

                (q) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture or the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement.

                (r) Neither the execution and delivery of the Indenture, this Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the Company's knowledge, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which the Company has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.

                (s) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Offering Memorandum or the Exchange Act Documents present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); and the selected financial data set forth under the caption "Selected Historical Consolidated Financial Data" in the Offering Memorandum fairly present, on the basis stated in the Offering Memorandum, the information included therein.

                (t) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement, the Indenture or the Registration Rights Agreement, or the consummation of any of the transactions contemplated hereby or thereby; or (ii) could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (u) The Company and each of its subsidiaries own, lease or license all such properties as are necessary to the conduct of their respective operations as presently conducted.

                (v) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, other than such violations or defaults the occurrence of which would not reasonably be expected to have a Material Adverse Effect, whether or not arising from the transactions in the ordinary course of business.

                (w) KPMG LLP, who have reviewed certain financial statements of the Company and its consolidated subsidiaries included in the Offering Memorandum, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder. Arthur Andersen LLP, who has previously certified certain financial statements of the Company and its consolidated subsidiaries and previously delivered their report with respect to the audited consolidated financial statements and schedules included in the Offering Memorandum or the Exchange Act Documents, were at all times during their engagement by the Company independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

                (x) To the Company's knowledge, there are no material stamp or other issuance or transfer taxes or duties or other material similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

                (y) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax or other assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (z) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers that in any such case could have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (aa) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonable and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except when the failure to be in full force and effect would not have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; except as would not have a Material Adverse Effect, there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (bb) No subsidiary of the Company is currently contractually prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Offering Memorandum or the Company's Credit Agreement dated as of February 1, 2001, among the Company, the banks, financial institutions and other institutional lenders listed on the signature pages thereto, Bank of America, N.A., as swing line bank, Banc of America Securities LLC and Salomon Smith Barney Inc., as co-lead arrangers and joint book managers, Citicorp USA, Inc., as syndication agent, The Bank of Nova Scotia, as documentation agent, and Bank of America, N.A., as the administrative and collateral agent, as amended as of July 11, 2001, January 28, 2002 and July 26, 2002 (the "Existing Bank Credit Facility"); the Indenture, dated as of July 31, 2001, by and between Levi Strauss Receivables Funding, LLC, as issuer, and Citibank, N.A. as Indenture Trustee, Paying Agent, Authentication Agent, Transfer Agent and Registrar, and all documents related thereto (together, the "Domestic Receivables Securitization Facility"); and the European Receivables Agreement, dated February 2000, between the Company and Tulip Asset Purchase Company B.V., and all documents related thereto (together, the "European Securitization Agreements").

                (cc) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, other than such licenses, certificates, permits or other authorizations, the failure of which to possess would not have a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (dd) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Securities and Exchange Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

                (ee) In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws") on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (ff) Except as would not have a Material Adverse Effect, each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations; the Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

                (gg) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule l-02 of Regulation S-X under the Act (the "Subsidiaries").

                (hh) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks (including the Levi's(R), Dockers(R), Slates(R) and Levi Strauss Signature(TM) trademarks), trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted free and clear of any material security interests, claims, liens or encumbrances, except as would not have a Material Adverse Effect or as set forth in or contemplated in (i) the Offering Memorandum (exclusive of any amendment or supplement thereto) or (ii) the Existing Bank Credit Facility, and none of the Intellectual Property, to the best knowledge of the Company, conflicts with the valid trademark, trade name, copyright, patent, patent right or intangible asset of any other Person to the extent that such conflict has or would have a Material Adverse Effect.

                (ii) For the fiscal year ended November 24, 2002, the Company reasonably and in good faith expects to report income, after taxes but before extraordinary items and cumulative effect of a change in accounting principle; and for at least one of the two fiscal years immediately preceding the fiscal year ended November 24, 2002, the Company reported income, after taxes but before extraordinary items and cumulative effect of a change in accounting principle.

                Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

                2. Purchase and Sale. Subject to the terms and conditions and in
                   -----------------
        reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Initial Purchaser, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company at a purchase price of 100.5% of the principal amount thereof, plus accrued interest, if any, from December 4, 2002 to the Closing Date, the principal amount of Securities set forth opposite such Initial Purchaser's name on Schedule I hereto.

                3. Delivery and Payment. Delivery of and payment for the
                   --------------------
        Securities shall be made at 10:00 A.M., New York City time, on January 22, 2003, or at such time on such later date (not later than three Business Days after the foregoing date) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.

                4. Offering by Initial Purchasers. Each Initial Purchaser,
                   ------------------------------
        severally and not jointly, represents and warrants to and agrees with the Company that:

                (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those persons it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit A hereto.

                (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

                5. Agreements. The Company agrees with each Initial Purchaser
                   ----------
        that:

                (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Offering Memorandum and any amendments and supplements thereto as you may reasonably request.

                (b) The Company will not amend or supplement the Offering Memorandum without the prior written consent of the Representatives.

                (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event occurs as a result of which the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Offering Memorandum to comply with applicable law, the Company promptly (i) will notify the Representatives of any such event; (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) will supply any supplemented or amended Offering

        Memorandum to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request.

                (d) The Company will arrange, if necessary, for the qualification of the Securities for sale by the Initial Purchasers under the laws of such jurisdictions in the United States and the European Union as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Company be obligated to
                    --------
        qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Company will promptly advise the Representatives of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

                (e) The Company will not, and will not permit any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant) to, resell, under circumstances that would require the registration of the Securities under the Act, any Securities that have been acquired by any of them.

                (f) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

                (g) Neither the Company, nor any of its Affiliates (other than the Initial Purchasers, as to whom the Company makes no covenant), nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

                (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with
        Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

                (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirements of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

                (j) The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible (i) for clearance and settlement through The Depository Trust Company and (ii) to share the same CUSIP number applicable to the Existing Securities.

                (k) The Company will not offer, sell, contract to sell, grant any other option to purchase or otherwise dispose of, directly or indirectly, or announce the offering of, or file a registration statement for, any debt securities issued or guaranteed by the Company or any of its direct or indirect subsidiaries, or enter into any agreement to do any of the foregoing (other than (a) the Existing Securities, (b) the Securities and the New Securities (as defined in the Registration Rights Agreement), (c) pursuant to any credit facility permitted under the Indenture and (d) purchase money debt and any other noncapital markets debt permitted under the Indenture) for a period of 90 days from the date the Securities are issued without the prior written consent of Salomon Smith Barney Inc.

                (l) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

                (m) The Company will not, at any time prior to the expiration of three years after the Closing Date, be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become a closed-end investment company required to be registered but not registered thereunder.

                (n) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation of the Indenture and the Registration Rights Agreement, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Offering Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Initial Purchasers relating to such registration and qualification); (vii) admitting the Securities for trading on a fungible basis with the Existing Securities in The Portal Market of the NASD;
        (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section, and Sections 7 and 8 hereof, the Initial Purchasers will pay all of their own costs and expenses, including the fees of their counsel, Cravath, Swaine & Moore.

                (o) The Company shall conduct the Registered Exchange Offer contemplated by the Registration Rights Agreement and the Registered Exchange Offers relating to the Existing Securities contemplated by (i) the Registration Rights Agreement dated November 26, 2002, among the Company, Salomon Smith Barney Inc., Banc of America Securities LLC, Scotia Capital (USA) Inc., Credit Suisse First Boston Corp., J.P. Morgan

        Securities Inc., Fleet Securities, Inc. and SunTrust Capital Markets, Inc. and (ii) the Registration Rights Agreement to be dated January 22, 2003 between the Company and affiliates of AIG Global Investment Corp. simultaneously and, unless prohibited by the Commission, shall utilize the same registration statement, offer documents and tender and settlement mechanics for each such Registered Exchange Offer.

                6. Conditions to the Obligations of the Initial Purchasers. The
                   -------------------------------------------------------
        obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                (a) The Company shall have requested and caused Shearman & Sterling, counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                        (i) the Indenture has been duly authorized, executed and
                delivered, and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly and validly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers under this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Registration Rights Agreement has been duly authorized, executed and delivered and, assuming due authorization, execution and delivery by the other parties thereto, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law, and provided that such counsel need not express any opinion as to the enforceability of any rights to indemnification which may be violative of the public policy underlying any Federal or state securities law, rule or regulation); and the statements set forth under the heading "Description of Notes" and "Exchange Offer; Registration Rights" in the Offering Memorandum, insofar as such statements purport to summarize certain provisions of the Securities, the Indenture and the Registration Rights Agreement, provide, in all material respects, a fair summary of such provisions;

                        (ii) the statements in the Offering Memorandum under the
                heading "Important Federal Income Tax Considerations", insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings;

                        (iii) no facts have come to the attention of such
                counsel which give such counsel reason to believe that the Offering Memorandum (other than the financial statements and other financial data contained therein or omitted therefrom, as to which such counsel has not been requested to comment), as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                        (iv) this Agreement has been duly authorized, executed
                and delivered by the Company;

                        (v) neither the execution and delivery of this Agreement
                or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of the Indenture; (iii) the terms of the Existing Bank Credit Facility, including any covenant contained therein; (iv) the terms of the Indenture, dated as of November 6, 1996, between the Company and Citibank, N.A., the U.S. Dollar Indenture, dated as of January 18, 2001, between the Company and Citibank, N.A., the Euro Indenture, dated as of January 18, 2001, between the Company and Citibank, N.A. or the Indenture (together, the "Existing Indentures"), and any amendments thereto, including any covenant contained therein; or (v) any law, rule or regulation of the United States applicable to securities transactions or the General Corporation Law of the State of Delaware;

                        (vi) assuming the accuracy of the representations and
                warranties and compliance with the agreements contained herein, no registration of the Securities under the Act, and no qualification of an indenture under the Trust Indenture Act, is required for the offer and sale by the Initial Purchasers of the Securities in the manner contemplated by this Agreement; and

                        (vii) the Company is not and, after giving effect to the
                offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Memorandum, will not be an "investment company" as defined in the Investment Company Act without taking account of any exemption arising out of the number of holders of the Company's securities.

                In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of California, Delaware and New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments reasonably satisfactory to the Initial Purchasers. References to the Offering Memorandum in this Section 6(a) include any amendment or supplement thereto at the Closing Date.

                (b) The Company shall have requested and caused Albert F. Moreno, Esq., Senior Vice President and General Counsel for the Company, to furnish to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

                        (i) each of the Company and the Subsidiaries has been
                duly incorporated or organized and is validly existing as a corporation or other valid legal entity in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or company power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Offering Memorandum, and is duly qualified to do business as a foreign corporation or other valid legal entity and is in good standing under the laws of each jurisdiction which requires such qualification, except in jurisdictions in which the failure to be so qualified or to be in good standing has not had and would not reasonably be expected to have a Material Adverse Effect;

                        (ii) all the outstanding shares of capital stock of the
                Company and each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Offering Memorandum and other than the Company's subsidiaries in Japan and Turkey, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                        (iii) the Company's authorized equity capitalization is
                as set forth in the Offering Memorandum;

                        (iv) to the best knowledge of such counsel, there is no
                pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property that is not adequately disclosed in the Offering Memorandum, except in each case for such proceedings that, if the subject of an unfavorable decision, ruling or finding would not singly or in the aggregate, result in a Material Adverse Effect;

                        (v) such counsel has no reason to believe that at the
                Execution Time or on the Closing Date the Offering Memorandum contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

                        (vi) assuming the accuracy of the representations and
                warranties of the Initial Purchasers in Section 4 of this Agreement, no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture and the Registration Rights Agreement, except such as will be obtained under the Act and the Trust Indenture Act in connection with the transactions contemplated by the Registration Rights Agreement and such as may be required under the blue sky or securities laws of any jurisdiction in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement and such other approvals (specified in such opinion) as have been obtained; and

                        (vii) neither the execution and delivery of this
                Agreement or the Registration Rights Agreement, the issue and sale of the Securities, nor the consummation of any other of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or asset of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which any of their respective properties is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority of the United States or any state thereof having jurisdiction over the Company, any of its subsidiaries or any of their respective properties or to the knowledge of such counsel, any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States having jurisdiction over the Company, any of its subsidiaries or any of their respective properties, except, with respect to (x) clause (ii) and (y) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority outside of the United States described in clause (iii) as to which such counsel has no knowledge, for conflicts, violations, breaches or impositions that would not reasonably be expected to have a Material Adverse Effect.

                In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware and California or the Federal laws of the United States, to the extent he deems proper and specified in such opinion, upon the opinion of other counsel of good standing whom he believes to be reliable and who are satisfactory to counsel for the Initial Purchasers; and (B) as to matters of fact, to the extent he deems proper, on certificates of other responsible officers of the Company and public officials. Such opinion may contain customary assumptions, exceptions, limitations, qualifications and comments. References to the Offering Memorandum in this Section 6(b) include any amendment or supplement thereto at the Closing Date.

                (c) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Offering Memorandum (as amended or supplemented at the Closing Date) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer and the Treasurer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Offering Memorandum, any amendment or supplement to the Offering Memorandum and this Agreement and that:

                        (i) the representations and warranties of the Company in
                this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

                        (ii) since the date of the most recent financial
                statements included in the Offering Memorandum (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (e) The Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request evidencing the derivation from the Company's accounting books and records of financial statements or other financial data included in the Offering Memorandum and any amendment or supplement to the Offering Memorandum for periods during which the Company's financial statements were audited by Arthur Andersen LLP.

                (f) At the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish to the Representatives letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the respective applicable rules and regulations adopted by the Commission thereunder, that they have performed a review of the unaudited interim financial information of the Company for the nine-month period ended August 25, 2002 and as of August 25, 2002 and stating in effect that on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with the standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended August 25, 2002 and as of August 25, 2002, included or incorporated in the Offering Memorandum; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the Board of Directors and the Executive, Audit and Finance Committees of the Board of Directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to November 26, 2001, nothing came to their attention which caused them to believe that:

                                (1) the unaudited condensed consolidated
                        financial statements as of August 25, 2002 and for the three and nine months ended August 25, 2002 included in the Offering Memorandum do not comply in form in all material respects with applicable accounting requirements and with the related rules and regulations adopted by the Commission with respect to financial statements included in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Offering Memorandum;

                                (2) with respect to the period from August 25,
                        2002 to November 24, 2002, based on statements of certain officials of the Company who have resonsibility for financial and accounting matters to KPMG LLP, the unaudited condensed consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Offering Memorandum; or

                                (3) with respect to the period subsequent to
                        November 24, 2002 to a specified date not more than five days prior to the date of such letter, there was any increase in long-term debt, or change in capital stock as compared with the amounts shown on the November 24, 2002 unaudited condensed consolidated balance sheet included in the Offering Memorandum, or any decrease as compared to the corresponding period in the fiscal year ended November 24, 2002 in consolidated net sales, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                        (iii) they have performed certain other specified
                procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Offering Memorandum, including the information set forth under the captions "Summary", "Risk Factors", "Selected Historical Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" in the Offering Memorandum, the information included in the "Quantitative and Qualitative Disclosures About Market Risk" included or incorporated in the Company's Quarterly Report on Form 10-Q for the quarter ended August 25, 2002 and Annual Report on Form 10-K for the fiscal year ended November 25, 2001 agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                References to the Offering Memorandum in this Section 6(f) include any amendment or supplement thereto at the date of the applicable letter.

                (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6; or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Offering Memorandum (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

                (h) The Securities shall have been designated as Portal-eligible securities in accordance with the rules and regulations of the NASD and shall be eligible to trade on a fungible basis with the Existing Securities, and the Securities shall be eligible for clearance and settlement through The Depository Trust Company.

                (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating (including notice of an adverse change in the outlook for such rating) or of a possible change in any such rating that does not indicate the direction of the possible change.

                (j) The Company shall have entered into an amendment and waiver to the Existing Credit Facility satisfactory in form and substance to the Representatives, whereby the lenders shall have granted a waiver to and amended the Existing Credit Facility to permit the issuance of the Securities and the application of the proceeds from the sale of the Securities as described in the Offering Memorandum and such amendment and waiver shall be in full force and effect.

                (k) The CUSIP Service Bureau of Standard & Poor's shall have awarded the CUSIP number applicable to the Existing Securities to the Securities.

                (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

        The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at Cravath, Swaine & Moore, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

        7. Reimbursement of Expenses. If the sale of the Securities provided for
           -------------------------
herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through Salomon Smith

Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

        8. Indemnification and Contribution. (a) The Company agrees to indemnify
           --------------------------------
and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person who controls any Initial Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum (or in any supplement or amendment thereto) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Offering Memorandum, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchasers through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                (b) Each Initial Purchaser severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by or on behalf of such Initial Purchaser through the Representatives specifically for inclusion in the Offering Memorandum (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability which any Initial Purchaser may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding the delivery of the Securities and, under the heading "Plan of Distribution", (i) the list of Initial Purchasers; and (ii) the sentences related to concessions and reallowances; and (iii) the paragraph related to overallotment, stabilization and syndicate covering transactions in the Offering Memorandum, constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Offering Memorandum (or in any amendment or supplement thereto).

                (c) Promptly after receipt by an indemnified party under this
        Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
                          --------  -------
        reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one separate law firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as incurred. Such firm shall be designated by Salomon Smith Barney Inc. in the case of the parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). Each indemnified party shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.

                (d) In the event that the indemnity provided in paragraph (a)
        or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Initial Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Initial Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Initial Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any
                                    --------  -------
        Initial Purchaser (except as may be provided in any agreement among the
        Initial Purchasers relating to the offering of the Securities) be responsible for any amount in excess of the purchase discount or commission applicable to the Securities purchased by such Initial Purchaser hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Initial Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (after deducting discounts and commissions to the Initial Purchasers, but before deducting expenses) received by it, and benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions in each case set forth in this Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Initial Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Initial Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Initial Purchaser shall have the same rights to contribution as such Initial Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

        9. Default by an Initial Purchaser. If any one or more Initial
           -------------------------------
Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names on Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided,
                                                               --------
however, that in the event that the aggregate principal amount of Securities
-------
which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth on Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

        10. Termination. This Agreement shall be subject to termination in the
            -----------
absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Offering Memorandum (exclusive of any amendment or supplement thereto).

        11. Representations and Indemnities to Survive. The respective
            ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities; provided,
                                                                     --------
however, that the representations and warranties of the Company shall be deemed
-------
to be made at the Execution Time and the Closing Date only. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.

        12. Notices. All communications hereunder will be in writing and
            -------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to
(415) 501-7650 and confirmed to it at Levi's Plaza, 1155 Battery Street, San Francisco, CA 94111, attention of the Legal Department.

        13. Successors. This Agreement will inure to the benefit of and be
            ----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

        14. Applicable Law. This Agreement will be governed by and construed in
            --------------
accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

        15. Counterparts. This Agreement may be executed in one or more
            ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

        16. Headings. The section headings used herein are for convenience only
            --------
and shall not affect the construction hereof.

        17. Definitions. The terms which follow, when used in this Agreement,
            -----------
shall have the meanings indicated.


        "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Affiliate" shall have the meaning specified in Rule 501(b) of Regulation D.

        "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in the City of New York.

        "Commission" shall mean the Securities and Exchange Commission.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

        "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Regulation D" shall mean Regulation D under the Act.

        "Regulation S" shall mean Regulation S under the Act.

        "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

        If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.


                                        Very truly yours,

                                        Levi Strauss & Co.




                                        by
                                            ------------------------------
                                            Name: William B. Chiasson
                                            Title: Senior Vice President
                                                   and Chief Financial
                                                   Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Banc of America Securities LLC
Scotia Capital (USA) Inc.
Credit Suisse First Boston LLC
J.P. Morgan Securities Inc.
Fleet Securities, Inc.

By: Salomon Smith Barney Inc.




by
   -------------------------
   Name:
   Title:

For itself and the other several Initial
Purchasers named in Schedule I to the
foregoing Agreement.


                                                  SCHEDULE I

                                                                                                         Principal
                                                                                                         Amount of
                                                                                                         Securities
                 Initial Purchasers                                                                      to be Purchased
                 ------------------                                                                      ---------------


Salomon Smith Barney Inc........................................................................          $ 25,000,000
Banc of America Securities LLC..................................................................            25,000,000
Scotia Capital (USA) Inc........................................................................            25,000,000
Credit Suisse First Boston LLC..................................................................            10,000,000
J.P. Morgan Securities Inc......................................................................            10,000,000
Fleet Securities, Inc...........................................................................             5,000,000
                                                                                                          ------------
Total...........................................................................................          $100,000,000
                                                                                                          ============

                                    Annex A
                            Significant Subsidiaries
                            ------------------------


Levi Strauss International

Levi Strauss International, Inc.

Levi Strauss International Group Finance Coordination Services SCA/CVA

Levi Strauss Financial Center Corporation

Levi Strauss Receivables Funding, LLC

NF Industries, Inc.

Levi Strauss - Europe S.A.

Levi Strauss Continental S.A.

                                                                       EXHIBIT A


                      Selling Restrictions for Offers and
                      -----------------------------------
                        Sales outside the United States
                        -------------------------------

        (1)(a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

                "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and December 4, 2002, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

                (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

                (c) Terms used in this section have the meanings given to them by Regulation S.

                (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold and, prior to the date six months after the date of issue of the Securities, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, whether as principal or agent, for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;(ii) it has complied and will comply with all applicable provisions of the Financial Services and Market Act 2000 (the "FSMA") and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to such Securities in, from or otherwise involving the United Kingdom; and (iii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of such Securities in circumstances in which
Section 21 (1) of the FSMA does not apply to the Company.

                                      A-1